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                                                                    EXHIBIT 10.1

                             FIRST AMENDMENT TO THE
                 BOWATER INCORPORATED EQUALIZATION BENEFITS PLAN
              AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 26, 1999

         WHEREAS, Bowater Incorporated (the "Company") previously amended and restated the Bowater Incorporated Equalization Benefits Plan as of February 26, 1999 (the "Plan");

         WHEREAS, Section 9 of the Plan to permits the Human Resources and Compensation Committee of the Board of Directors of the Company (the "HRCC") to amend the Plan;

         WHEREAS, the HRCC desires to amend the Plan to (i) provide for a lump sum distribution option and (ii) waive the vesting requirements under Section 6 for a specific Participant.

         NOW, THEREFORE, effective November 6, 2001, the Plan shall be amended as follows:

1. The present provisions of Section 5 shall be labeled (A), and the clause ("Except as may be otherwise elected by the Participant pursuant to Section 5(B),") added at the beginning of the first sentence thereof.

2.       A new Section 5(B) shall be added as follows:

         "(B) During each December beginning with December 2001 (the "Election Period"), a Participant who is also a participant in the Supplemental Benefit Plan for Designated Employees of Bowater Incorporated (the "SERP") may elect to receive any benefits to which he is entitled under
         Section 4 in a lump sum computed using the applicable mortality table defined in Internal Revenue Code Section 417(e)(3)(A)(ii)(I) and a 7% interest rate ("Lump Sum Election") if he makes a similar election under the SERP. A lump sum election made pursuant to the terms of the SERP shall be considered a Lump Sum Election made under the Plan. No spousal consent to the Lump Sum Election shall be required. A Lump Sum Election must be made on or before the December 31st that is at least one full calendar year before the year of payment. A lump Sum Election, once made, cannot be revoked except during an Election Period."

3. A new sentence shall be added as the last sentence in the first paragraph of Section 6 as follows:

         "Notwithstanding the foregoing, Bruce Nunn shall have a non-forfeitable interest in the benefits under the Plan beginning with the date he became a participant hereunder regardless of whether such benefits would have been payable under the Funded Plans."


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         All other sentences in Section 6 shall remain unchanged.

         IN WITNESS WHEREOF, the HRCC has caused this First Amendment to the Plan to be executed by a duly authorized officer this 12th day of December, 2001.

                                        BOWATER INCORPORATED


                                        By:  /s/ James T. Wright
                                             -----------------------------------
                                                 James T. Wright
                                        Title: Vice President - Human Resources











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